U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

Venture Lending & Leasing V, Inc.

(Exact name of registrant as specified in its charter)

MARYLAND	814-00731	14-1974295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

 (Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Venture Lending & Leasing V, Inc. (the “Fund”) previously had a debt facility, established in August of 2007, which provided the Fund up to $125 million of financing (the “2007 Facility”).  In connection with the 2007 Facility, the Fund adopted Amended and Restated Bylaws (the “Prior Bylaws”) containing provisions enabling the Fund to more closely resemble a bankruptcy-remote, special purpose entity (contained in Article XI of the Prior Bylaws), and requiring the Fund to have a “Designated Director” (contained in Article IIIB of the Prior Bylaws).   Article XI of the Prior Bylaws also contained references to the Fund’s Master Loan Agreement for the 2007 Facility (the “MLA”).

As previously reported by the Fund, the 2007 Facility has been terminated, and on February 20, 2009, the Fund entered into agreements with Union Bank, N.A. to establish a secured revolving loan facility in an initial amount of up to $30,000,000 (the “2009 Facility”).  One of the conditions established by the lender to the 2009 Facility is that the Fund amend the Prior Bylaws, to replace references to the MLA with references to the Loan and Security Agreement governing the 2009 Facility (the “LSA”).  On May 13, 2009, the Board of Directors of the Fund adopted Amended and Restated Bylaws of the Fund (the “Amended Bylaws”), effective as of such date.  The Amended Bylaws replace references in Article XI of the Prior Bylaws to the MLA with references to the LSA.  Furthermore, since the lender to the 2009 Facility does not require that the Fund have a “Designated Director”, the Amended Bylaws delete Article IIIB of the Prior Bylaws and references to the Designated Director contained elsewhere therein.  The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number

Description

 ------------------

---------------

99.1

Amended and Restated Bylaws of the Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING V, INC.

(Registrant)

By:

/s/ Ronald W. Swenson

By:

/s/ Martin D. Eng

Ronald W. Swenson

Martin D. Eng

Chief Executive Officer

Chief Financial Officer

Date:

May 18, 2009

Date:

May 18, 2009